Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated 30 August 2006 relating to the financial statements of Prism Holdings Limited, which appears in the Current Report on Form 8-K/A dated 13 September 2006. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Inc.
PricewaterhouseCoopers, Inc.
Registered Auditor

Johannesburg, South Africa
8 November 2006